                                                           Exhibit 10(xxi)
CONFORMED COPY

                                              August 12, 1997


Mr. W. Marston Becker
Chairman
Orion Capital Corporation
9 Farm Springs Road
Farmington, CT  06032


Dear Mr. Becker:

This letter amends the Letter Agreement dated September 13, 1993 amended on February 14, 1995 (as so amended, the "Agreement") between Intercargo Corpor-ation (the "Company") and Orion Capital Corporation ("Orion") with respect to Orion's ownership of shares of the Company's common stock. For purposes of this amendment, the definitions as set forth in the original Agreement shall have the same meanings in this letter.

By this letter the Company and Orion agree that the Agreememt is amended as follows:

1. The "Percentage Limitation" referred to in Section 5(a) of the Agreement is increased to "35%".

2. The reference to "December 31, 1998 in Section 5(a) and Section 5(b) of the Agreement is changed to "June 30, 2000".

3.    All other terms and conditions of the Agreement remain unchanged.


                                               Sincerely,


                                               INTERCARGO CORPORATION


                                               By:/s/ Michael L. Rybak
                                                  --------------------
                                                  Michael L. Rybak
                                                  Vice President and
                                                  Chief Financial Officer

Accepted and agreed to on the date written above.
ORION CAPITAL CORPORATION

By: /s/ W. Marston Becker
    ---------------------
    W. Marston Becker
    Chairman